[DESCRIPTION]Report of 10f-3 Transactions
Securities Purchased in Underwritings Involving
Transactions with Donaldson, Lufkin, & Jenrette Securities Corporation Subject to Rule 10f-3 Under the Investment Company Act of 1940
Alliance Variable Product Series Fund, Inc.
Quasar Portfolio

10f-3 TRANSACTIONS FOR THE PERIOD JANUARY 1, 1999 THROUGH FEBRUARY 28, 1999
                                                                Total   % of
                                                     Shares     Shares  Offering                        Shares
                          Date     Shares   Price perPurchased bOffered PurchasedPurchased              Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group From                   02/28/99
NVIDIA Corp.              01/21/99 200      $12.00   16,600     3,500   0.47%    Morgan Stanley         0
Verticalnet               02/11/99 300      $16.00   28,300     3,500   0.81%    Lehman Brothers        0
Serena Software           02/12/99 800      $13.00   69,100     6,000   1.15%    Lewco Securities       0
Webtrends                 02/19/99 300      $13.00   25,400     3,500   0.73%    Dain Rauchser          0
PC Order.Cm               02/25/99 300      $21.00   25,300     2,200   1.15%    Goldman Sachs          300

10f-3 TRANSACTIONS FOR THE PERIOD MARCH 1, 1999 THROUGH MAY 31, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Purchased                       Held
Security                  PurchasedPurchasedShare    Fund Group (000)   By Group Broker(s)              05/31/99
Cinar Corp.               03/04/99 23,000   $20.00   494,800    7,000   7.07%    Furman Selz            36,700
Ivilliage Inc.            03/18/99 500      $24.00   33,500     3,650   0.92%    Goldman Sachs          0
Cheap Tickets             03/19/99 300      $15.00   22,600     3,500   0.65%    William Blair          0
Autoweb.Com               03/22/99 700      $14.00   54,000     5,000   1.08%    CS First Boston        0
Onemain.Com               03/25/99 700      $22.00   56,600     8,500   0.67%    BT Alex Brown          0
Autobytel.Com             03/26/99 500      $23.00   41,800     4,500   0.93%    BT Alex Brown          0
MKS Instruments Inc.      03/29/99 24,900   $14.00   595,400    6,500   9.16%    NationsBanc            29,800
Ziff-Davis Inc.           03/30/99 1,700    $19.00   136,600    10,000  1.37%    GoldmanSachs           0
Beyond.Com                04/08/99 9,500    $35.00   198,200    4,000   4.96%    CS First Boston        0
I Turf                    04/09/99 400      $22.00   37,300     4,200   0.89%    BT Alex Brown          0
Worldgate Communications, 04/15/99 800      $21.00   62,000     5,000   1.24%    Gerard Klauer          0
Launch Media              04/23/99 400      $22.00   29,000     3,400   0.85%    Lewco Securities       0
Applied Theory Corporation04/29/99 500      $16.00   41,800     4,500   0.93%    Bear Stearns           0
Flycast Communications Cor05/04/99 400      $25.00   29,100     3,000   0.97%    BT Alex Brown          0
CAIS Internet Inc.        05/20/99 600      $19.00   45,900     6,000   0.77%    Bear Stearns           0
Juno Online Services      05/25/99 400      $13.00   33,200     6,500   0.51%    Salomon Smith Barney   0
RCN Corp.                 05/26/99 10,400   $39.00   706,700    8,000   8.83%    Salomon Smith Barney   11,400

10f-3 TRANSACTIONS FOR THE PERIOD JUNE 1, 1999 THROUGH JUNE 30, 1999
                                                                Total
                          Date     Shares   Price perPurchased bOffered Purchased                       Held
Security*                 PurchasedPurchasedShare    Fund Group (000)   By Group Broker(s)              06/30/99
Citadel Communications Cor06/21/99 17,500   $29.25   347,600    10,000  3.48%    CS First Boston        17,500
E-Loan Inc.               06/28/99 300      $14.00   22,700     3,500   0.65%    Goldman Sachs          0
Globespan Inc.            06/23/99 600      $15.00   47,400     3,250   1.46%    BancBoston Robertson   0
Internet.com              06/25/99 1,000    $14.00   81,800     3,400   2.41%    Piper Jaffray          0
Network Plus Corp.        06/29/99 3,600    $16.00   283,200    8,000   3.54%    Goldman Sachs          3,600
Persistence Software Inc. 06/25/99 300      $11.00   25,100     3,000   0.84%    BancBoston Robertson   0

* Unless otherwise indicated, the securities were part of an issue registered under the Securities Act of 1933 and offered to the public.
**Indicates the puchase of an Eligible Rule 144A Security.
1) Purchases by all Alliance Funds, including the Fund, may not exceed: (a) if purchased in an offering other than an Eligible Rule 144A Offering, 25% of the principal amount of the offering of such class; or (b) if purchased in an Eligible Rule 144A Offering, 25% of the total of (i) the principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, plus (ii) the principal amount of the offering of such class in any concurrent public offering.